EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Hudson Valley Holding Corp. (the “Company”) for the period ending September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew J. Reinhart, First Senior Vice President, Controller and interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ ANDREW J. REINHART
Andrew J. Reinhart
First Senior Vice President,
Controller and Interim Chief Financial Officer

Dated: November 9, 2012